Exhibit 10.1

                                    AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

THE BUYER:   ANCHOR FREIGHT SERVICES, INC
             435 LAKEHILL CT
             ALPHARETTA, GEORGIA 30022
             PHONE: (770) 750-0120

THE COMPANY: DRIMEX INC
             311 S DIVISION STREET.
             CARSON CITY NV 89703
             PHONE: (702) 425-5072

THIS AGREEMENT made on this 10th day October 2012 between DRIMEX INC.(THE COMPANY) and ANCHOR FREIGHT SERVICES, INC therein after called "TRANSPORTER"

WHEREAS, ANCHOR FREIGHT SERVICES, INC will be fright agent for the Company .The transporter will ship motorbikes, ATV, UTV, parts and other products, herein after referred to as "Goods" from USA to any European ports.

1. This agreement shall be valid for a period of 12 months 10th day October 2012 to 10th day October 2013 with an exclusive option with the Company to be decided by the Company on its sole desecration to extend the same by another period of 12 months at same terms and conditions.

2. In consideration of the Transporter carrying the Goods pursuant to this agreement the Company should pay to the Transporter charges calculated at the rates of as 0.5 dollar per 1 kg. The Transporter shall be responsible for safe custody and security of the materials and its delivery at the destination within schedule time of as mentioned in schedule

3. Agent's relationship with the Company will be that of an independent contractor and not an employee. Agent will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Agent for taxes, all of which will be Agent's responsibility. Agent will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

No term of this Agreement may be amended or waived except with the written consent of the parties. Any notice required or permitted by this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested.


/s/ Daniel Ruvinskiy
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DANIEL RUVINSKIY                             The Transporter


/s/ Vladimir Nedrygaylo
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VLADIMIR NEDRYGAYLO                          The Company

Both signatories duly warrant their authority to sign this Agreement.